UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 9, 2016

    VISUALANT, INCORPORATED

(Exact name of Registrant as specified in its charter)

Nevada	0-25541	90-0273142
(State or jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

500 Union Street, Suite 420

Seattle, Washington 98101

                (206) 903-1351

(Address of Registrant’s principal executive office and telephone number)

SECTION 2 – FINANCIAL INFORMATION

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Capital Source Business Finance Group Secured Credit Facility

The Company finances its TransTech operations from operations and a Secured Credit Facility with Capital Source Business Finance Group. On December 9, 2008, TransTech entered into a $1,000,000 secured credit facility with Capital Source to fund its operations. On June 9, 2016, the secured credit facility was renewed for an additional six months, with a floor for prime interest of 4.5% (currently 4.5%) plus 2.5%. The eligible borrowing is based on 80% of eligible trade accounts receivable, not to exceed $1,000,000. The secured credit facility is collateralized by the assets of TransTech, with a guarantee by Visualant, including a security interest in all assets of Visualant. Availability under this Secured Credit ranges from $0 to $175,000 ($49,045 as of March 31, 2016) on a daily basis. The remaining balance on the accounts receivable line of $507,697 as of March 31, 2016 must be repaid by the time the secured credit facility expires on December 12, 2016, or we renew by automatic extension for the next successive six-month term.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: VISUALANT, INCORPORATED

By:	/s/ Mark Scott
Mark Scott Chief Financial Officer

June 10, 2016